EXHIBIT (a)(5)(v)

Roche
Half-Year Results 2007
July 19, 2007

This presentation contains certain forward-looking statements. These forward-looking statements may be identified by words such as 'believes',
'expects', 'anticipates', 'projects', 'intends', 'should', 'seeks', 'estimates',
'future' or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Various factors may cause actual results to differ materially in the future from those reflected in forward-looking statements contained in this presentation, among others:

1   pricing and product initiatives of competitors;

2   legislative and regulatory developments and economic conditions;

3   delay or inability in obtaining regulatory approvals or bringing products to market;

4   fluctuations  in  currency  exchange  rates  and  general  financial  market conditions;

5   uncertainties in the discovery, development or marketing of new products or new uses of existing products, including without limitation negative results of clinical trials or research projects, unexpected side-effects of pipeline or marketed products;

6   increased government pricing pressures;

7   interruptions in production

8   loss of or inability to obtain adequate protection for intellectual property rights;

9   litigation;

10  loss of key executives or other employees; and

11  adverse publicity and news coverage.

Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche's earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche.

For marketed products discussed in this presentation, please see full prescribing information on our website - www.roche.com All mentioned trademarks are legally protected

Additional information in relation to the offer for Ventana shares and where to find it

These materials are for informational purposes only and do not constitute an offer to purchase or a solicitation of an offer to sell Ventana’s common stock.
The tender offer is being made pursuant to a tender offer statement on schedule
TO (including the offer to purchase, letter of transmittal and other related tender offer materials) filed by Roche with the Securities and Exchange
Commission (SEC) on June 27, 2007. These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the offer, that should be read carefully before any decision is made with respect to the tender offer. Investors and stockholders can obtain a free copy of these materials and other documents filed by Roche with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer, Mackenzie Partners, at (212) 929-5500 or (800) 322-2885 (toll-free).

Strategic acquisitions and portfolio enhancements
Committed to technology leadership


Driving personalised healthcare
Leader in Pharma
Leader in Diagnostics
Early detection
Diagnosis
Patient stratifi-cation
Treatment
Monitoring

- **THP** (therapeutic antibody technology)
- **Alnylam** (RNA interference technology)
- **Transgene** (therapeutic HPV vaccine)
- **BioVeris** (electrochemiluminescence technology)
- **454 Life Sciences** (ultra fast gene sequencing)
- **NimbleGen** (high-density DNA microarrays)[1]
- **Ventana** (tissue-based diagnostics)[1]
- **Tanox** (to be acquired by Genentech)[2]

[1] Tender offer pending [2] Acquisition not yet closed/ pending regulatory approval

4

H1 2007: Diagnostics continues on growth track
Strategic acquisitions to strengthen business

Solid operating performance

- Sales grew above market (+5 %)
- EBITDA generation remains at industry high (30.5 % of sales)
- Diabetes Care double-digit growth in North America (+10 %)
- Immunochemistry continues to out-pace market (+11 %)

Genomics portfolio complete in Life Sciences market

- 454 Life Sciences: ultra-fast gene sequencing
- NimbleGen Systems: high density microarrays*

Immunochemistry IP secured

- BioVeris: ECL IP and expansion into clinical trial testing market

Tender offer for entry into new market segment

- Ventana: tissue-based diagnostics**

* Acquisition not yet closed/ pending regulatory clearance

** Tender offer pending

5

Acquisitions - enable entry into four attractive markets

Sequencing

Clinical Trials
(ECL)

Microarrays

Histopathology

Acquisitions - complement current portfolio (2)
Expanded technology offering for in vitro diagnostics

Life Science

In Vitro Diagnostics

Patients

Testing after NA/ protein extraction

Testing on Tissue